PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
ASSETS

CURRENT ASSETS
Cash	$35,299	$-
Acquisition Deposit	40,000	-
TOTAL ASSETS	$75,299	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$12,435	$85
TOTAL CURRENT LIABILITIES	12,435	85

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, authorized: 75,000,000 shares, Issued and outstanding: None	-	-
Common stock, $0.0001 par value, authorized: 425,000,000 shares, Issued and outstanding: 112,967,500 and 112,500,000 shares issued and outstanding respectively	11,297	11,250
Additional Paid in Capital	459,953	(7,500)
Deficit accumulated during the development stage	(408,386)	(3,835)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	62,864	(85)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$75,299	$-

The accompanying notes are an integral part of these consolidated financial statements.

PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the twelve months ended December 31, 2012	For the nine months ended December 31, 2011	For the period from March 31, 2011 (inception) to December 31, 2012

Finance and accounting	$38,608	$3,000	$41,608
Legal	25,000	750	25,750
General and administrative	340,943	85	341,028
Total Expenses	404,551	3,835	408,386
NET INCOME (LOSS)	$(404,551)	$(3,835)	$(408,386)

NET LOSS PER SHARE
Basic and diluted	$(0.00)	$(0.00	n/a

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and diluted	112,716,291	112,500,000	n/a

The accompanying notes are an integral part of these consolidated financial statements.

Portus Holding Inc

(A Development Stage Company)

Statements of Changes in Stockholders' (Deficit)

For the Period from March 31, 2011 (Inception) to December 31, 2012

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

March 31, 2011 (Inception), shares issued at $0.0001 per share	-	$-	112,500,000	$11,250	$(7,500)	$-	$3,750

Net loss						(3,835)	(3,835)
Balance December 31, 2011			112,500,000	11,250	(7,500)	(3,835)	(85)
							-
Shares issued at $1.00 per share			467,500	47	467,453		467,500
Net loss						(404,551)	(404,551)
Balance December 31, 2012	-	$-	112,967,500	$11,297	$459,953	$(408,386)	$62,864

The accompanying notes are an integral part of these consolidated financial statements.

PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Twelve Months Ended December 31, 2012	For the period from March 31, 2011 (Inception) to December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(404,551)	$(408,386)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase / (Decrease) in accounts payable	12,350	12,435
NET CASH USED IN OPERATING ACTIVITIES	(392,201)	(395,951)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for deposit on acquisition	(40,000)	(40,000)
NET CASH USED IN INVESTING ACTIVITIES	(40,000)	(40,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	467,500	471,250
NET CASH PROVIDED BY FINANCING ACTIVITIES	467,500	471,250

INCREASE (DECREASE) IN CASH	35,299	35,299

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$35,299	$35,299

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

PORTUS HOLDINGS, INC. (the “Company”) was incorporated in the State of Nevada on March 31, 2011. The Company is a Development Stage Company as defined by ASC 915-10. During 2012, the Company changed its fiscal year end to December 31 from March 31.

The Company’s principal business is focused on creating a multilingual, multiple functionality, and global food and beverage service platform (“Portus Cloud”). Portus Cloud is a global, multilingual, cloud based food and beverage service “portal” where customers will be able to manage an entire food and beverage service business or enterprise anywhere in the world, anytime and in any language.

On October 12, 2012 Portus and Portus Acqusition Corp., our wholly owned subsidiary, entered into a Share Exchange Agreement with SureQuest and its wholly owned SureQuestTX.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements have been prepared according to GAAP.

b) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

c) Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

d) Fair Value of Financial Instruments

ASC Topic 820-10 requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2012.

The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values. These financial instruments include cash, stock subscriptions receivable, and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

e) Income Taxes

The Company follows FASB Codification Topic 740-10-25 (ASC 740-10-25) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

f) Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC Topic 260-10, “Earnings per Share”. ASC Topic 260-10 requires presentation of both basic and diluted per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive shares if their effect is anti-dilutive. The Company had no dilutive common stock equivalents as of December 31, 2012.

g) Development Stage Company

Based on the Company's business plan, it is a development stage Company since planned principle operations have not yet commenced. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply to developing enterprises. As a development stage enterprise, the Company discloses its retained earnings (or deficit accumulated) during the development stage and the cumulative statements of operations and cash flows from commencement of development stage to the current balance sheet date. The development stage began on March 31, 2011, when the Company was organized.

h) Principles of Consolidation

The accompanying financial statements include the accounts of Portus Holdings, Inc. and its 100% owned subsidiary Portus Acqusition Corp. All intercompany accounts and transactions have been eliminated.

i) Recent Pronouncements

The Company does not expect any recent accounting pronouncements to have a material impact on the Company's financial position, operations, or cash flows.

NOTE 3 – GOING CONCERN

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no sources of income, limited stockholders’ equity and has incurred a net loss of $ 408,386 from March 31, 2011 (inception) to date. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

The Company plans to improve its financial condition through additional sales of common stock. However, there is no assurance that the Company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

NOTE 4 – DEPOSIT

On October 12, 2012 Portus and Portus Acqusition Corp., our wholly owned subsidiary, entered into a Share Exchange Agreement with Surequest Systems, Inc., a Delaware Corporation, (“SureQuest”) and its wholly owned subsidiary Surequest Systems, Inc., a Texas corporation, (“SureQuestTX”)

The Agreement provides in part for the Company to acquire all of the issued and outstanding shares of common stock of SureQuestTX in exchange for all of the issued and outstanding shares of common stock of Portus Acquisition Corp. A good faith deposit in the amount of $40,000 was issued at that time. The deposit is not refundable in the event the transaction is not completed.

NOTE 5 - CAPITAL STOCK

Preferred Stock. The Company has authorized 75,000,000 shares of preferred stock with a par value of $.0001 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. The Company has not issued any preferred shares as of December 31, 2012.

Common Stock. As of December 31, 2011, the Company has authorized 425,000,000 shares of common stock with a par value of $.0001 per share. As of December 31, 2011, there were 112,500,000 shares issued and outstanding that were sold on March 31, 2011 for $3,750 to the Company’s founder.

During the year ended December 31, 2012 the Company received $467,500 in exchange for 467,500 shares of its common stock. At December 31, 2012 there were 112,967,500 shares issued and outstanding.

NOTE 6 - INCOME TAXES

The Company is subject to income taxes in the United States of America. As of December 31, 2011, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $408,000. Section 382 of the Internal Code allows post-change corporations to use pre-change net operating losses, but limit the amount of losses that may be used annually to a percentage of the entity value of the corporation at the date of the ownership change. The applicable percentage is the federal long-term tax-exempt rate for the month during which the change in ownership occurs. As of December 31, 2011, the Company had an estimated deferred tax asset from its net operating losses of $139,000, of which 100% has been fully reserved.

NOTE 7 – RELATED PARTY TRANSACTIONS

During 2012, the Company paid $180,800 in management fees to its parent company, Portus, Inc.

NOTE 8 – SUBSEQUENT EVENTS

On January 19, 2013 the company issued a $50,000 convertible debenture to an individual which matures in 180 days. The debt is convertible one month after issues at $1.00 per shares. At maturity the debenture holder may elect to take cash, cash and stock or only stock.

On February 8, 2013 the company issued a $25,000 convertible debenture to an individual which matures in 90 days. The debt is convertible one month after issues at $1.00 per shares. At maturity the debenture holder may elect to take cash, cash and stock or only stock.

During the first quarter of 2013, the Company has entered into subscription agreements with various individuals for 23,000 shares of its common stock for $23,000.

On Feburary 8, 2013, Portus paid $25,000 to SureQuestTX, for licensing rights to its data base and functional platform in order to launch Portus Cloud.

Additionally, the Company’s CEO contributed $4,000 in cash.